Arcutis Announces Third Quarter 2026 Financial Results and Provides Business Update

•Continued strong ZORYVE® (roflumilast) net product revenue growth, with Q3 revenues of $143.9 million, +45% versus Q3 of 2025, and +11% versus Q2 of 2026, driven by strong demand growth
•Raised 2026 full-year net product sales guidance to $535 million–$545 million
•Partnered with World Champion gymnast Simone Biles to launch the Skin to Believe In awareness campaign for individuals living with inflammatory skin conditions
•Remains on track to disclose topline results from Phase 2 trial of ZORYVE foam 0.3% in individuals with vitiligo and decision on program advancement in Q4 of 2026
•Maintained positive operating cash flow for the quarter with $18.9 million of net cash provided by operating activities
Westlake Village, CA, November 4, 2026 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage biopharmaceutical company focused on developing meaningful innovations in immuno-dermatology, today reported financial results for the quarter ended September 30, 2026, and provided a business update.

“Yet another strong quarter of performance reflects the consistent execution of our corporate strategy and further strengthens our financial position. ZORYVE continues to lead the branded non-steroidal topical segment driven by its efficacy and tolerability across multiple inflammatory skin conditions and patient populations. We are very excited to launch a new awareness campaign with Simone Biles, a World Champion gymnast who uses ZORYVE herself, to raise awareness of inflammatory skin diseases and of advanced targeted topicals like ZORYVE,” said Frank Watanabe, president and chief executive officer. “Looking ahead, with a potential FDA approval of ZORYVE cream 0.05% for infants as young as 3 months in the first quarter of 2027, the progress of our indication expansion trials, and the advancement of our ARQ-234 Phase 1 trial, we are well positioned to drive continued growth.”
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Third Quarter 2026 Financial Results and Business Updates
Commercial Highlights
ZORYVE — a highly potent and selective phosphodiesterase-4 (PDE4) inhibitor in once-daily cream and foam formulations, approved in the United States and Canada for the treatment of plaque psoriasis, atopic dermatitis, and seborrheic dermatitis.
•ZORYVE net product sales for the third quarter of 2026 were $143.9 million, reflecting 45% year-over-year growth and an 11% sequential increase versus the second quarter of 2026. The year-over-year and sequential increases were driven by increasing demand across products.
•Launched the Skin to Believe In campaign with Simone Biles to raise awareness of seborrheic dermatitis and eczema and to encourage individuals to talk to their doctor about long-term, steroid-free, topical treatment options for their skin conditions, including ZORYVE.
Clinical and Regulatory Developments
•The Company initiated a pivotal Phase 3 trial with ZORYVE cream 0.3% for the treatment of adults and children with moderate to severe atopic dermatitis, distinct from the current indication of ZORYVE cream 0.15% for the treatment of adults and children 6 years of age and older with mild to moderate atopic dermatitis.
•The FDA has set a target action date of February 23, 2027, for the supplemental New Drug Application to expand the indication for ZORYVE cream 0.05% for mild to moderate atopic dermatitis to infants aged 3 to 24 months.
•The Company continues to enroll patients in a Phase 4 study evaluating quality and speed of itch improvement with ZORYVE cream 0.15% in adult patients with atopic dermatitis (INTEGUMENT-ITCH).
•The Company remains on track to disclose topline results from the Phase 2 proof-of-concept study of ZORYVE foam 0.3% for the treatment of vitiligo and share its decision on program advancement by the end of 2026.
•The Company continues to enroll patients in the Phase 2 proof-of-concept studies of ZORYVE foam 0.3% for the treatment of hidradenitis suppurativa, and expects to report results, as well as a decision on program advancement, in the first quarter of 2027.
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

•The Company is preparing to enroll a Phase 2 trial evaluating the safety and efficacy of ZORYVE foam 0.3% in the treatment of cutaneous adverse events due to checkpoint inhibitors.
•The Company continues to enroll patients in the Phase 1a/1b study of ARQ-234, a potent and highly selective checkpoint agonist of the CD200 receptor, for the treatment of atopic dermatitis and has progressed to the multiple ascending dose portion of the trial.
Corporate Updates
•Appointed Rob Lisicki, a commercial and executive leader with over 30 years of biopharmaceutical industry experience, as chief commercial officer, effective November 4, 2026.
•Appointed Rob Scott, MD, a global pharma industry leader and pioneer, to the Board of Directors in October 2026.
•ZORYVE cream 0.15% received the 2026 "Best Prescription Skin Solution" Award from Marie Claire magazine, the first time a prescription drug has been recognized by this prestigious publication.
•Sustained positive cash flow, generating $18.9 million of cash flow from operating activities in the third quarter of 2026.
•Obtained one new U.S. patent in the fourth quarter of 2026 related to topical PDE4 inhibitor foam compositions.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Third Quarter 2026 Summary Financial Results
Product revenues for the quarter ended September 30, 2026 were $143.9 million compared to $99.2 million for the corresponding period in 2025, an increase of 45%. All products grew in the quarter, with revenues for the quarter of $37.8 million for ZORYVE cream 0.3%, $27.3 million for ZORYVE cream 0.15%, $3.7 million for ZORYVE cream 0.05%, and $75.1 million for ZORYVE topical foam 0.3%. The year-over-year and quarter-over-quarter increases were predominantly due to increased unit demand, as well as modest improvements in gross-to-net (GTN) deductions.

Cost of sales for the quarter ended September 30, 2026 was $12.5 million compared to $8.7 million for the corresponding period in 2025, due to increasing ZORYVE sales volume.

Research and development (R&D) expenses for the quarter ended September 30, 2026 were $22.4 million compared to $19.6 million for the corresponding period in 2025. The year-over-year increase was primarily driven by ARQ-234 clinical development expense and investment in medical affairs to support medical education related to our roflumilast programs.

Selling, general, and administrative (SG&A) expenses for the quarter ended September 30, 2026 were $99.6 million compared to $62.4 million for the corresponding period in 2025. The year-over-year increase was driven by greater marketing spend primarily in support of the Skin to Believe In celebrity awareness campaign and by increased personnel-related expenses resulting from the dermatology sales force expansion and launch of the primary care provider and pediatric sales team.

Net income was $8.8 million, or $0.07 basic and $0.06 diluted earnings per share, for the quarter ended September 30, 2026, compared to net income of $7.4 million, or $0.06 basic and diluted earnings per share, for the corresponding period in 2025.

Cash, cash equivalents, restricted cash, and marketable securities were $259.8 million as of September 30, 2026, compared to $221.3 million as of December 31, 2025. Net cash provided by operating activities was $18.9 million during the third quarter.

Financial Guidance
•The Company raised net product sales guidance for the full year 2026 to $535 million–$545 million from $525 million–$540 million.
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Conference Call and Webcast
Arcutis management will host a conference call and webcast today at 4:30 p.m. ET to discuss the financial results for the quarter and provide a business update. The webcast for this conference call may be accessed at the “Events” section of the Company’s website. The replay of the webcast will be available on the Company's website following the call.
About Arcutis
Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio of advanced targeted topicals approved to treat three major inflammatory skin diseases. Arcutis’ unique dermatology development platform coupled with our dermatology expertise allows us to develop differentiated therapies against biologically validated targets, and has produced a robust pipeline for a range of inflammatory dermatological conditions. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, Instagram, and X.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential to address large markets with significant unmet need; the progression of the development, approval, and potential commercialization of product candidates and expanded indications; the potential commercial success and growth of ZORYVE in plaque psoriasis, seborrheic dermatitis, and atopic dermatitis, including peak sales, market access and reimbursement, product demand growth and developments regarding GTN; future product sales guidance; and the timing of regulatory filings and potential approvals. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements and you should not place undue reliance on our forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in the clinical development process and regulatory approval process, the timing of regulatory filings, the timing, expenses, and success of our commercialization efforts, including uncertainty of future commercial sales and related items that can impact net sales, and our ability to defend our intellectual property. For a further description of the risks and uncertainties applicable to our business, see the “Risk Factors” section of our Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 25, 2026, as well as any subsequent filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

Contacts:
Media
Amanda Sheldon, head of Corporate Communications
media@arcutis.com

Investors
Brian Schoelkopf, head of Investor Relations
ir@arcutis.com

3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$33,373	$42,907
Restricted cash	308	308
Marketable securities	226,087	178,075
Trade receivables, net	171,281	146,229
Inventory	45,669	22,634
Prepaid expenses and other current assets	26,972	21,079
Total current assets	503,690	411,232
Property and equipment, net	796	1,043
Intangible assets, net	13,125	14,812
Operating lease right-of-use asset	4,145	4,467
Other assets	2,670	1,419
Total assets	$524,426	$432,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,342	$12,528
Current portion of long-term debt, net	6,950	1,000
Accrued and other current liabilities	157,065	116,310
Total current liabilities	172,357	129,838
Operating lease liability, noncurrent	5,224	5,266
Long-term debt, net	102,448	107,959
Other long-term liabilities	431	431
Total liabilities	280,460	243,494
Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	1,370,692	1,327,595
Accumulated other comprehensive loss	(1,169)	(44)
Accumulated deficit	(1,125,569)	(1,138,084)
Total stockholders’ equity	243,966	189,479
Total liabilities and stockholders’ equity	$524,426	$432,973
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com

ARCUTIS BIOTHERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Product revenue, net	$143,919	$99,219	$379,178	$244,569
Other revenue	—	—	—	2,000
Total revenues	143,919	99,219	379,178	246,569

Operating expenses:
Cost of sales	12,460	8,685	33,183	25,007
Research and development	22,422	19,604	73,404	56,600
Selling, general, and administrative	99,601	62,404	255,815	195,576
Total operating expenses	134,483	90,693	362,402	277,183
Income (loss) from operations	9,436	8,526	16,776	(30,614)

Other income (expense):
Interest income	2,596	2,118	7,150	6,731
Interest expense	(2,959)	(3,071)	(10,733)	(9,082)
Other income (expense), net	(77)	(83)	(254)	130
Total other income (expense)	(440)	(1,036)	(3,837)	(2,221)

Income (loss) before income taxes	8,996	7,490	12,939	(32,835)

Provision for income taxes	195	80	424	701

Net income (loss)	$8,801	$7,410	$12,515	$(33,536)

Earnings (loss) per share:
Basic	$0.07	$0.06	$0.10	$(0.26)
Diluted	$0.06	$0.06	$0.09	$(0.26)

Weighted-average shares used in computing earnings (loss) per share:
Basic	131,011	127,623	130,306	126,891
Diluted	136,836	132,885	136,192	126,891
3027 Townsgate Road, Suite 300 Westlake Village, CA 91361 | arcutis.com